EXHIBIT 5.1
KIRKPATRICK & LOCKHART LLP

                                                       Miami Center - 20th Floor
                                                       201 South Biscayne Blvd
                                                       Miami, FL  33131-2399
                                                       305.539.3300
                                                       www.kl.com

July 14, 2004



Health Express USA, Inc.
1761 Hillsboro Blvd, Suite 203
Deerfield Beach, FL 33442



Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 333-108339) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 19,500,000 shares (the "Shares") of common stock, par value $0.001 per share, of Health Express USA, Inc., a Florida corporation (the "Company").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Florida General Corporation Law, including the applicable provisions of the Florida Constitution and reported judicial decisions interpreting those laws.


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KIRKPATRICK & LOCKHART LLP

Health Express USA, Inc.
July 14, 2004
Page 2

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Yours truly,

Kirkpatrick & Lockhart LLP

/s/ Kirkpatrick & Lockhart LLP